UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

GOODRICH CORPORATION
 (Exact name of registrant as specified in its charter)

New York	1-892	34-0252680
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his retirement, on May 16, 2008, John J. Grisik entered into a Consulting Agreement with Goodrich Corporation, pursuant to which Mr. Grisik agreed to provide consulting services to Goodrich from June 1, 2008 through November 30, 2008. Under the terms of the agreement, Mr. Grisik is to provide an average of four days of consulting services per month during this period and will be paid $11,000 per month and will be reimbursed for his reasonable expenses in connection with providing such consulting services. A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1  Consulting Agreement dated May 16, 2008 by and between Goodrich Corporation and John J. Grisik.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION
(Registrant)
Date: May 29, 2008	By:	/s/ Vincent M. Lichtenberger

Vincent M. Lichtenberger
Assistant Secretary

Exhibit Index

Exhibit 10.1  Consulting Agreement dated May 16, 2008 by and between Goodrich Corporation and John J. Grisik.